Execution Version

MUFG
1221 Avenue of the Americas
New York, New York 10020-1001

June 29, 2016

Coherent, Inc.
5100 Patrick Henry Drive
Santa Clara, California 95054

Attention: Kevin Palatnik

Project Rembrandt
Joinder Agreement to Amended and Restated Commitment Letter
Ladies and Gentlemen:
Reference is made to the Amended and Restated Commitment Letter, dated as of April 5, 2016 (together with the exhibits and annexes attached thereto, the “Commitment Letter”), by and among Barclays Bank PLC (“Barclays”), Bank of America, N.A. (“BofA”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”, which term shall include, in each case, MLPFS’s designated affiliate for any purpose thereunder, and together with BofA and their respective affiliates, “BAML”) (BAML, together with Barclays, each an “Initial Commitment Party” and together, the “Initial Commitment Parties”) and Coherent, Inc. (the “US Borrower”). Capitalized terms used but not defined herein are used with the meanings assigned to them in the Commitment Letter. This Joinder Agreement to Amended and Restated Commitment Letter (this “Joinder Agreement”) sets forth the understanding and agreement of the parties hereto regarding the joinder of The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“MUFG” or the “Additional Commitment Party” and together with the Initial Commitment Parties, the “Commitment Parties”) to the Commitment Letter. “MUFG” shall mean The Bank of Tokyo-Mitsubishi UFJ, Ltd., MUFG Union Bank, N.A., Mitsubishi UFJ Securities (USA) Inc. and/or any of their affiliates as MUFG shall determine to be appropriate to provide the services contemplated herein.
The Additional Commitment Party (a) commits, on a several but not joint basis, on the terms and conditions set forth herein and in the Commitment Letter, to provide a portion of the Facilities in a principal amount set forth adjacent to its name on Schedule I hereto (the “Commitment Schedule”) and (b) becomes a party to the Commitment Letter as a Commitment Party thereunder having such commitment, and being subject to all applicable obligations thereunder, with the same force and effect as if originally named therein as a Commitment Party. The commitment of each Commitment Party to provide a portion of the Facilities under this Joinder Agreement or the Commitment Letter is referred to herein as its “Commitment” and collectively as the “Commitments”. The Commitment of the Additional Commitment Party is subject only to the applicable conditions set forth in Section 5 of the Commitment Letter and Annex II thereto. Upon the execution and delivery of this Joinder Agreement by the parties hereto, the Commitments of each Initial Commitment Party under the Commitment Letter (as in effect immediately prior to the execution hereof) shall, in accordance with the Commitment Letter, be reduced pro rata on a dollar-for-dollar basis by the aggregate amount of the Commitments of the Additional Commitment Party, such that the Commitment of each Commitment Party shall be as set forth in the Commitment Schedule.
In connection with the Additional Commitment Party’s Commitment under this Joinder Agreement, it is agreed that the Additional Commitment Party (or the Additional Commitment Party’s applicable affiliate) will be granted the title or designation with respect to the Facilities as set forth opposite the Additional Commitment Party’s name on the Commitment Schedule.
As consideration for the Commitments of the Additional Commitment Party, the Lead Arrangers severally agree to pay the applicable fees to the Additional Commitment Party as set forth in that certain Joinder Fee Letter, dated as of the date hereof, by and among Barclays, BAML, the US Borrower and the Additional Commitment Party (the “Joinder Fee Letter”), solely to the extent that such fees have been received in full by the Lead Arrangers from the US Borrower pursuant to the Facilities Fee Letter (it being understood that nothing herein shall be deemed to modify the Facilities Fee Letter or increase any fees that have been paid or are payable by the US Borrower thereunder).
The Additional Commitment Party agrees that the syndication of the Facilities shall be managed by the Initial Commitment Parties in their capacity as the Lead Arrangers on the terms set forth in the Commitment Letter. The Additional Commitment Party acknowledges and agrees that it shall not engage, nor shall it authorize any person on its behalf to engage, in any secondary selling or any solicitation of offers to purchase loans or commitments with respect to the Facilities until such time as the Lead Arrangers declare the primary syndication of the Facilities to be complete. Furthermore, the Additional Commitment Party represents that its Commitment represents a commitment from the Additional Commitment Party only, and does not in any way include a commitment or other arrangement from any other unaffiliated institution.
Each party hereto agrees that the Additional Commitment Party shall be bound by the terms and conditions of the Commitment Letter, and shall have all the rights and obligations with respect to its Commitment, to the same extent as the same are applicable to the Initial Commitment Parties, on a several and not joint basis; provided, however, that this paragraph shall not apply to, and the Additional Commitment Party shall not have any rights or benefits with respect to, (a) roles or titles assigned to Barclays, BofA or MLPFS pursuant to the Commitment Letter, (b) the provisions of the Commitment Letter applicable to the Lead Arrangers, the Administrative Agent and the Syndication Agent in their capacities as such and (c) any provisions of the Fee Letters.
This Joinder Agreement supersedes any commitment advice or similar letter executed by the Additional Commitment Party on or prior to the date hereof in connection with the Facilities, which commitment advice or similar letter shall in each case terminate upon the effectiveness of this Joinder Agreement.
This Joinder Agreement may not be assigned by any party hereto without the prior written consent of each other party hereto (and any purported assignment without such consent will be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and the Indemnified Parties); provided, however, that a Commitment Party may assign its Commitment only to the extent permitted by, and in accordance with, the terms of the Commitment Letter; provided further, that MLPFS may, without notice, assign its rights and obligations under this Joinder Agreement to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date hereof.
This Joinder Agreement may not be amended or any term or provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto. This Joinder Agreement may be executed in multiple counterparts and by different parties hereto in separate counterparts, all of which, taken together, shall constitute an original. Delivery of an executed counterpart of a signature page to this Joinder Agreement by telecopier, facsimile or other electronic transmission (e.g., a “pdf” or “tiff”) shall be effective as delivery of a manually executed counterpart thereof. Headings are for convenience of reference only and shall not affect the construction of, or be taken into consideration when interpreting this Joinder Agreement.
This Joinder Agreement, the Commitment Letter and the Joinder Fee Letter embody the entire agreement and understanding among the parties hereto and thereto and their respective affiliates with respect to the Additional Commitment Party’s Commitments and the fee compensation with respect thereto and supersedes all prior agreements and understandings relating to the Additional Commitment Party’s Commitments and the fee compensation with respect thereto. No party has been authorized by the Additional Commitment Party to make any oral or written statements that are inconsistent with this Joinder Agreement or the Joinder Fee Letter. Following the execution and delivery of this Joinder Agreement by each of the parties hereto, the Commitment Letter and this Joinder Agreement shall be construed as a single instrument to the extent necessary to give effect to the provisions hereof and thereof. Notwithstanding any provision hereof or of the Commitment Letter, it is agreed and understood that all obligations of each of the Commitment Parties, whether pursuant hereto or pursuant to the Commitment Letter, shall be several and not joint obligations.
This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (and the Additional Commitment Party hereby expressly acknowledges and agrees that it shall be subject to Section 8 of the Commitment Letter as a party thereto); provided that the foregoing shall not modify the governing law provisions set forth in the Commitment Letter. Each party hereto hereby irrevocably waives any and all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Joinder Agreement or the Joinder Fee Letter and the other transactions contemplated hereby or the actions of the Commitment Parties in the negotiation, performance or enforcement hereof. Each party hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any New York State court or Federal court of the Unites States of America sitting in the Borough of Manhattan in New York City in respect of any suit, action or proceeding arising out of or relating to the provisions of this Joinder Agreement or the Joinder Fee Letter and the other transactions contemplated hereby and irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. The parties hereto agree that service of any process, summons, notice or document by registered mail addressed to such party shall be effective service of process against you for any suit, action or proceeding relating to any such dispute. Each party hereto waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceedings brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts to whose jurisdiction the applicable party is or may be subject by suit upon judgment.
This Joinder Agreement (including all of the terms of the Commitment Letter) and the other terms and conditions contained herein shall be subject to the same confidentiality provisions applicable to the Commitment Letter as provided in Section 6 of the Commitment Letter. The Joinder Fee Letter and the contents thereof shall be subject to the same confidentiality provisions applicable to the Facilities Fee Letter as provided in Section 6 of the Commitment Letter.
The Additional Commitment Party acknowledges that it has, independently and without any reliance upon the Lead Arrangers or any of their respective affiliates, or any of their respective officers, directors, employees, agents, advisors or representatives, and based on the financial statements of the US Borrower and its consolidated subsidiaries and the Acquired Business and such other documents as it has deemed appropriate, made its own credit analysis and decision to provide a Commitment and enter into this Joinder Agreement.
The compensation, reimbursement, indemnification, confidentiality (except as otherwise set forth in the Commitment Letter), jurisdiction, waiver of jury trial and governing law provisions contained herein or in the Commitment Letter shall remain in full force and effect regardless of whether the Credit Documentation shall be executed and delivered and notwithstanding the termination of this Joinder Agreement, the Commitment Letter, or each Commitment Party’s Commitment.
All Commitments and undertakings of the Additional Commitment Party will expire on the earliest of (a) 11:59 p.m. (New York City time) on March 16, 2017 (the “Commitment Termination Date”) (provided that to the extent the Termination Date (as defined in the Acquisition Agreement in effect on March 16, 2016) is extended to June 16, 2017 in accordance with the terms of Section 8.1(b) of the Acquisition Agreement (in accordance with the terms thereof as in effect on March 16, 2016), the Commitment Termination Date shall, upon notice of such extension to the Commitment Parties from the US Borrower, be automatically extended to 11:59 p.m. (New York City time) on June 16, 2017), (b) the closing of the Acquisition without the use of the Facilities, (c) the termination of the Acquisition Agreement and (d) the public announcement of the abandonment of the Acquisition by the US Borrower or any of the US Borrower’s affiliates in a public statement or filing (such earliest time set forth in clause (a), (b), (c) or (d) above, the “Expiration Date”).
[Signature Pages Follow]

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof by returning to us an executed counterpart hereof.

Very truly yours,
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as the Additional Commitment Party

By:____________________________
Name:
Title:

Accepted and agreed to as of
the date first written above by:
BARCLAYS BANK PLC

By: ________________________________
Name:
Title:

MERRILL LYNCH, PIERCE, FENNER
& SMITH INCORPORATED

By: ________________________________
Name:
Title:

BANK OF AMERICA, N.A.

By: ________________________________
Name:
Title:

COHERENT, INC.

By: ________________________________
Name:
Title:

Schedule I
to Joinder Agreement to Commitment Letter

Commitments

Commitment Party	Commitment of the US Term Facility	Commitment of the Euro Term Facility	Commitment of the Revolving Credit Facility	Title
Barclays Bank PLC	$225,000,000	$225,000,000	$48,000,000	Lead Arranger, Administrative Agent, Syndication Agent and Initial Lender
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$0	$0	$0	Lead Arranger
Bank of America, N.A.	$150,000,000	$150,000,000	$32,000,000	Initial Lender
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$0	$0	$20,000,000	Co-Arranger and Initial Lender
	Total: $375,000,000	Total: $375,000,000	Total: $100,000,000

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